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                                                                   EXHIBIT 10.2

                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------


     FIRST AMENDMENT, dated as of May 31, 1995, by and between MARIETTA CORPORATION, a New York corporation having its principal offices at 37 Huntington Street, Cortland, New York 13045 ("Marietta"), and RONALD C. DEMEO,
                                               --------
residing at 2 Southern Slope Terrace, Morristown, New Jersey  07960 (the

"Employee").
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                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the parties desire to amend the Employment Agreement, dated as of June 1, 1992 (the "Employment Agreement"), by and between Marietta and the
                   --------------------
Employee.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:
     1. All terms used herein, and not otherwise defined herein, shall have the same meanings as such terms have in the Employment Agreement.
     2. Section 1(c) of the Employment Agreement is hereby amended by deleting the first sentence of such section and substituting the following therefor:
          "(c) The term of the Employee's employment hereunder shall commence on the date hereof and shall terminate on September 30, 1996 (the "Expiration Date"), unless sooner terminated as hereinafter provided."
     ----------------


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     3.   Section 3(a) of the Employment Agreement is hereby amended by deleting the word "and" at the end of clause (iii), by substituting a semicolon for the period at the end of clause (iv) and adding clauses (v) and (vi) immediately following clause (iv):

          "(v) One Hundred Fifteen Thousand ($115,000) Dollars for the period June 1, 1995 through May 31, 1996; and

          (vi) One Hundred Twenty Thousand ($120,000) Dollars for the period June 1, 1996 through September 30, 1996."


     4. Section 6(b) of the Employment Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

          "(b) Notwithstanding any other provision of this Agreement, Employee's employment under this Agreement may be terminated at the option of Employee prior to the Expiration Date in the event of (i) any attempt by Marietta to terminate Employee's employment for any reason not expressly set forth in Section 6(a), or (ii) any other material breach by Marietta of the terms hereof which breach continues uncured for a period of 30 days after written notice thereof from Employee to Marietta."

     5. Section 8 of the Employment Agreement is hereby amended by inserting the following preamble prior to Section 8(a):

          "8.  Severance Benefit.  In addition to all other amounts due
               -----------------
     hereunder, Marietta agrees to pay to the Employee, upon the terms and conditions set forth in this Section 8, the applicable severance benefit set forth below. The payment of any severance benefit under any of clauses
     (a), (b) or (c) of this Section 8 shall preclude payment pursuant to any other such clause."

     6. Section 8(a) of the Employment Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:
          "(a)  If, immediately upon a Change in Control (as hereinafter defined):
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               (i) this Agreement is terminated other than pursuant to Section
          6(a) hereof; or

               (ii) the Employee is not offered a position as an employee which is substantially equivalent to his position as an employee prior to such Change in Control and which is at a location within 25 miles of the location in Parsippany, New Jersey where he performed his duties hereunder prior to such Change in Control, and the Employee, in his sole and absolute discretion, elects to terminate this Agreement;

     then, in either such event, Marietta agrees to pay to the Employee a severance bonus equal to the Severance Amount (as hereinafter defined) times the number of full or partial years that the Employee has been employed by Marietta. For purposes of this Section 8, the term "Severance
                                                                      ---------
     Amount" shall mean the quotient obtained by dividing two times the
     ------
     Employee's Base Salary in effect at the time of calculation of the Severance Amount by 12. Nothing contained in this Agreement shall be construed to entitle the Employee to receive any Severance Amount pursuant to this Section 8(a), nor shall Employee have any rights under this Agreement, by reason of the Employee's failure to be nominated or elected to serve as a member of the Board of Directors of Marietta."


     7. Section 8(c) of the Employment Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

          "(c) In the event that Employee's employment is terminated because Marietta does not offer to renew this Agreement for a period of three years on the same terms and conditions (or terms and conditions more favorable to the Employee) upon its expiration on the Expiration Date (or upon the expiration of any renewal or extension of Employee's employment pursuant to this Agreement) Marietta agrees to pay to the Employee a severance bonus equal to the Severance Amount times the number of full or partial years that the Employee has been employed by Marietta."
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     8.   Section 13 of the Employment Agreement is hereby amended by deleting the address of the Employee set forth therein and substituting therefor the following:
          "Mr. Ronald C. DeMeo
          2 Southern Slope Terrace
          Morristown, New Jersey  07960"


     9. The parties agree that in all respects, except as expressly modified hereby, the Employment Agreement shall remain in full force and effect.
     10. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to conflict of laws principles.
     11. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                         MARIETTA CORPORATION


                         By:_________/s/__________________
                            Stephen D. Tannen, President
                              and Chief Executive Officer



                         __________/s/____________________
                         RONALD C. DEMEO